EXHIBIT 99.1

ITEM 1.	BUSINESS

A.	The sixth paragraph on Page 3 of the 2006 Annual Report is hereby updated to read as follows:

“We provide our services through two operating segments: Health Services and Network Services.”

B.	The first full paragraph through the fifth paragraph (including the accompanying chart) on Page 4 of the 2006 Annual Report are hereby updated to read as follows:

“Our Network Services segment provides a broad range of services (primarily to insurance companies, third-party administrators, and other healthcare payors) designed to improve healthcare affordability by increasing healthcare access, reducing inefficiencies, repricing claims, and streamlining the administration of healthcare financial arrangements between payors and providers. Through our preferred provider organization (“PPO”) subsidiary, Beech Street Corporation (“Beech Street”), we enter into direct and indirect prospective contractual pricing agreements with healthcare providers. We offer services designed to assist payors in the review and repricing of the bills they receive from medical providers after healthcare services are rendered but before payment is made. To do so, we provide calculations of the difference between a provider’s charges and, as applicable, either contracted rates, or usual, customary, and reasonable (“UCR”) rates, and we engage in direct negotiations with healthcare providers on behalf of payors when rates for such services were not pre-negotiated. Then, after payment is made by payors, we retrospectively review charges to identify errors. Each of these three categories of network services results in substantial savings to our payor customers. We estimate that, during 2006, the use of our network services enabled our group health customers to reduce their healthcare expenses by approximately $2.1 billion, net of our fees.

On February 7, 2007, Concentra Operating entered into a purchase agreement (the “Purchase Agreement”) with Coventry Health Care, Inc. (“Coventry Health Care”). Under the Purchase Agreement, a subsidiary of Coventry Health Care has agreed to acquire the Company’s workers’ compensation managed care services business, including our workers’ compensation provider bill review and repricing services, our FOCUS Healthcare Management, Inc. (“FOCUS”) PPO, and our field case management, telephonic case management, independent medical examinations, and pharmacy benefit management businesses. This transaction was completed in April 2007.

Prior to the sale of the workers’ compensation managed care services business units to Coventry Health Care in April 2007, the Company’s operating segments also included Care Management Services. Care Management Services reflected the Company’s professional services aimed at curtailing the cost of workers’ compensation claims through field case management, telephonic case management, independent medical examinations, and utilization management. These services also concentrated on monitoring the timing and appropriateness of medical care.

Through our Health Services segment, we served more than 220,000 employer locations as of December 31, 2006. Through our Network Services segment, we serve over 475 customers comprised of large national and regional managed care companies, third-party administrators (or “TPAs”), Taft-Hartley sponsored plans and government agencies including the Center for Medicare and Medicaid services.

Our operating segments, Health Services and Network Services, serve the workers’ compensation, auto insurance, and group health markets. Additionally, our Health Services segment serves the employer health market. The following provides an overview of our services by segment:

Health Services	Network Services

•     312 centers nationwide

•     Treatment for work-related injuries and illnesses

•     Physical therapy

•     Pre-placement physicals

•     Drug and alcohol testing Urgent care services

•     Auto injury solutions

•     Diversified services:

•     Employee on-site locations

•     National PPO network for group health and workers’ compensation

•     Review and reprice medical bills received by insurance companies and other payors

•     Achieve customer savings through fee negotiation, bill repricing, and access to PPO networks”

C.	The second paragraph on Page 6 of the 2006 Annual Report is hereby updated to read as follows:

“Focus on Core Business Lines to Produce Attractive Growth Opportunities. On February 7, 2007, Concentra Operating entered into a Purchase Agreement with Coventry Health Care. Pursuant to the Purchase Agreement, Coventry Health Care acquired the Company’s workers’ compensation managed care services business, including our workers’ compensation provider bill review and repricing services, our FOCUS PPO, and our field case management, telephonic case management, independent medical examinations, and pharmacy benefit management businesses. This transaction was completed in April 2007. After completion of the sale, we owned and operated the largest national network of occupational health centers and were the premier provider of cost containment, claims review and repricing, and network management services to group health and auto insurers. We expect that our focus on these core business lines will produce attractive growth opportunities for us.”

D.	A new paragraph is added below the third full paragraph on Page 7 of the 2006 Annual Report to read as follows:

“Auto Insurance Industry. Auto insurance carriers have experienced increased losses and administrative costs associated with the reimbursement of medical expenses, lost wages, and other essential services related to coverage for personal injury protection, medical payments, and bodily injuries. Carriers must comply with statutory and contractual requirements in determining the correct reimbursement under these coverages. In most states, utilization review, medical evaluations, code review, and provider bill review are the primary mechanisms used to assist the carrier in determining the correct reimbursement.”

E.	The fourth full paragraph and related heading on Page 7 of the 2006 Annual Report is hereby updated to read as follows:

“Network Services

Our Network Services segment provides a broad range of services designed to improve healthcare affordability. We provide our network services to the following four industries:”

F.	The fourth full paragraph on Page 8 of the 2006 Annual Report is hereby updated to read as follows:

“We provide our services through two primary operating segments: Health Services and Network Services. Our service offerings in these segments encompass the performance of necessary services for each stage of a healthcare claim, from the initial incident through its final resolution.”

G.	A new paragraph is added below the fifth paragraph on Page 9 of the 2006 Annual Report to read as follows:

“Auto Injury Solutions. Our Auto Injury Solutions group (“AIS”) provides medical review solutions to clients in the property and casualty insurance industry to ensure appropriate usage of first and third party benefits. Our integrated service, technology, and ability to create customized solutions are designed to ensure appropriate reimbursement by jurisdiction and increase productivity and reduce administration costs for our carrier clients.”

H.	The seventh paragraph on Page 9 of the 2006 Annual Report is hereby updated to read as follows:

“We typically generate revenue from our Health Services segment on a fee-for-service basis. Revenue from our Health Services segment as a pecentage of our total revenue was 82.0% in 2004, 82.7% in 2005, and 78.6% in 2006.”

I.	The first paragraph on Page 10 of the 2006 Annual Report is hereby updated to read as follows:

“Our Network Services segment provides a broad range of services (primarily to insurance companies, third-party administrators, and other healthcare payors) designed to improve healthcare affordability by increasing healthcare access, reducing inefficiencies or errors in pricing, and streamlining administration of healthcare financial arrangements between payors and providers. We primarily provide our Network Services to the group health, governmental payors, and auto insurance markets. Through this segment of our business, we seek to lower the cost of each claim or bill. Our Network Services offerings include:”

J.	The fourth and fifth paragraphs on Page 10 of the 2006 Annual Report are hereby updated to read as follows:

“Access to Preferred Provider Networks. We provide our customers with access to national group health provider networks. These networks offer medical care at pre-negotiated discounts, enabling our customers to access a contracted provider network as a means of managing their healthcare costs. As of March 1, 2007, our national group health provider network includes more than 465,000 healthcare service providers and over 4,000 healthcare facilities. Our customers compensate us for access to contracted provider networks primarily by paying us a percentage of their savings or a per covered employee, per month fee.

Network Management. We perform network management services that enable our customers to outsource the processes required to maintain and apply the contractual rates for numerous preferred provider and other managed care networks. By performing these services for our customers, we improve payment accuracy, reduce cycle times, and eliminate redundant costs. Our customers reimburse us for these services on a fee-for-service basis according to the types of network management services we perform on their behalf. We primarily provide such services to the group health, auto insurance, and governmental payor markets.”

K.	The sixth paragraph on Page 11 of the 2006 Annual Report is hereby updated to read as follows:

“Revenue from our Network Services segment as a percentage of our total revenue was 18.0% in 2004, and 17.3% in 2005 and 21.4% in 2006.”

L.	The section starting with the seventh paragraph on Page 11 of the 2006 Annual Report through the first full paragraph on Page 13 of the 2006 Annual Report is hereby updated to read as follows:

“Revenue from our previously reported Care Management Services segment is presented in discontinued operations in our statements of operations.”

M.	The second and third full paragraphs on Page 13 of the 2006 Annual Report are hereby updated to read as follows:

“Through our nationwide network of centers, we served over 220,000 employer locations as of December 31, 2006. We also serve more than 475 Network Services healthcare payor customers across the United States, including major underwriters of workers’ compensation, group health, auto and disability insurance, third-party administrators, and self-insured employers.

Although no single customer represented more than 5% of our total revenue in 2006, our four largest customers represented 4.4%, 3.7%, 3.5%, and 3.3%, respectively, of our total revenue in 2006. We do not have written agreements with most of our Health Services customers; however, many of our Network Services and previously reported Care Management Services relationships are based on written agreements (most of which are terminable by either party on short notice and without penalty). We typically do not assume healthcare cost risk.”